SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-161985

SUNPEAKS VENTURES, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1382 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

#106, 505 19 Ave SW

Calgary, Alberta, T2S 0E4

Canada

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA  92103

(619) 546-6100

Not applicable.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

EXPLANTORY NOTE:

Deregistration of Shares

This Post-Effective Amendment No. 1 on Form S-1 to Form S-1 (File No. 333-161985), which was declared effective by the Securities and Exchange Commission on January 12, 2011 (the “Registration Statement”), is being filed to deregister (i) all unsold shares of outstanding common stock, registered under the Registration Statement pursuant to the Public Offering Prospectus and (ii) all unsold shares of outstanding common stock, registered under the Registration Statement pursuant to the Resale Prospectus and, to terminate the effectiveness of the Registration Statement.

Mr. Beaudette did not engage in the sale of any shares, including but not limited to those registered as part of the Resale Prospectus, held by him.  As such, Mr. Beaudette is still the holder of 5,000,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of August, 2011.

SUNPEAKS VENTURES, INC.

By /s/ Scott Beaudette

Scott Beaudette

Principal Executive Officer

& Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Scott Beaudette	Director, Principal Executive Officer & Principal Financial Officer	August 2, 2011